Exhibit 23.2
                             Consent of Accountants



COOPERS                       Coopers & Lybrand L.L.P.
& LYBRAND                     a professional services firm



                       CONSENT OF INDEPENDENT ACCOUNTANTS


                             ---------------------



We consent to the incorporation by reference in the Prospectus Supplement dated March 12, 1997 (to Prospectus dated March 12, 1997) of CPS Receivables Corp., relating to CPS Auto Grantor Trust 1997-1 of our report dated January 17, 1996 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995. We also consent to the reference to our Firm under the caption "Experts."





                                             /s/ Coopers & Lybrand L.L.P.
                                             ----------------------------
                                             COOPERS & LYBRAND L.L.P.




New York, New York
March 13, 1997









   Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.